UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
DARÉ BIOSCIENCE, INC.
(Name of Registrant as Specified In Its Charter)
_____________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2019

Daré Bioscience, Inc. (“Daré,” “we,” “our” or “us”) previously sent or made available to its stockholders proxy materials in connection with the solicitation of proxies for use at its 2019 annual meeting of stockholders to be held on June 13, 2019, including the definitive proxy statement filed by Daré with the U.S. Securities and Exchange Commission on April 30, 2019 (the “Proxy Statement”). This Supplement provides updated information to the Proxy Statement with respect to our non-employee director compensation policy. This Supplement should be reviewed together with the Proxy Statement. To the extent that the information in this Supplement differs from or updates the information contained in the Proxy Statement, the information in this Supplement is more current and supersedes that information contained in the Proxy Statement.
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Supplemental Disclosures
Under our non-employee director compensation policy, on the date of each annual meeting of stockholders, each director who has served on our board for at least six months receives an option to purchase shares of our common stock (each, an “Annual Grant”). On May 30, 2019, our non-employee director compensation policy was updated to increase the number of shares subject to the Annual Grant from 15,000 to 22,500, and to clarify that the Annual Grant will to be made to each director who has served on our board of directors for at least six months, provided that if a director is up for election at the applicable annual meeting of stockholders, such director will receive the Annual Grant only if such director is elected at such annual meeting. The updated policy is effective for the Annual Grants that will be awarded with respect to our 2019 annual meeting of stockholders. As was the case before the policy was updated, Annual Awards will vest in full on the earlier of the first anniversary of the grant date or immediately prior to our first annual meeting of stockholders occurring after the grant date, subject to the director’s continued service as a director, and will become exercisable in full upon a change in control.
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Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares of our common stock. There are no changes to the proxy card or voting instruction form previously mailed to stockholders.
The record date for the annual meeting is April 22, 2019. Stockholders owning our common stock at the close of business on the record date, or their legal proxy holders, are entitled to vote at the annual meeting.
If you have already voted by Internet, telephone or by mail, then you do not need to take any action unless you wish to change your vote. If you have not yet voted, please do so as soon as possible. If you have already voted and wish to change your vote, you may revoke your proxy and change your vote at any time before the final vote at the annual meeting. Information regarding how to vote and how to change your vote after submitting a proxy is available in the Proxy Statement under the captions “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING—How do I vote?” and “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING—Can I change my vote after submitting my proxy?”, respectively. Votes already cast will remain valid and will be voted at the annual meeting unless changed or revoked.
Your vote is very important and our board encourages you to exercise your right to vote whether or not you plan to attend the annual meeting and regardless of the number of shares of common stock you own.
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 13, 2019: The Proxy Statement, this Supplement and our Annual Report are available electronically at www.proxyvote.com.